Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CDW CORPORATION

A Delaware corporation

(Adopted as of December 14, 2022)

ARTICLE I

OFFICES

Section 1. Offices. CDW Corporation (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Chair of the Board, the Chief Executive Officer or the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation).

(a) Form of Notice. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws (these “Bylaws”), a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c) Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 6. Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned or recessed, notice need not be given of the adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or recessed meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) days nor less than ten (10) days before the date of such adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date fixed for notice of such adjourned or recessed meeting.

Section 8. Vote Required. When a quorum is present, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the vote required on such matter.

Section 9. Voting Rights. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the certificate of designation relating to any outstanding class or series of preferred stock or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 11. Advance Notice of Stockholder Business and Director Nominations; Inclusion of Stockholder Director Nominations in Corporation’s Proxy Materials.

(a) Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) or Section 11(c), as applicable, of this ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a) of this ARTICLE II and through the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii) For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) or Section 11(c), as applicable, of this ARTICLE II) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(f) of this ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and by the later of (A) the tenth (10th) day following the day the Public Announcement (as defined in Section 11(f) of this ARTICLE II) of the date of the annual meeting is first made by the Corporation and (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II) will be deemed received on any given day if received prior to the close of business on such day.

(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting

(A) a reasonably brief description of the business desired to be brought before the annual meeting, the full text of the proposal or business (including the full text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the specific language of the proposed amendment), the reasons for conducting such business at the annual meeting and all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Stockholder Associated Person (as defined in Section 11(f) of this ARTICLE II) in connection with the solicitation of proxies in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books and records, the name and address (if different from the Corporation’s books and records) of such proposing stockholder, the name and address of any Stockholder Associated Person covered by clauses (C) through (I) below,

(C)(1) the class or series and number of shares of stock of the Corporation which are, directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired and the investment intent of such acquisition, (2) a description of any Derivative Positions (as defined in Section 11(f) of this ARTICLE II) directly or indirectly held or beneficially owned by such stockholder or any Stockholder Associated Person, and (3) whether and to the extent to which a Hedging Transaction (as defined in Section 11(f) of this ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D)(1) a complete and accurate description of all agreements, arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (2) a description of any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business proposed by such stockholder, if any,

(E) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and an acknowledgement that, if such stockholder does not appear to present such proposed business at such meeting, the Corporation need not present such proposed business for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(F) all other information related to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and

(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).

(H) In addition, any stockholder who submits a notice pursuant to Section 11(a) of this ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(e) of this ARTICLE II.

(I) The requirements under Sections 11(b)(iii)(G) through (Y) of this ARTICLE II shall apply to a notice of a business proposal, the stockholder giving the notice of such proposal and any Stockholder Associated Person, mutatis mutandis.

(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) or Section 11(c), as applicable, of this ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of this ARTICLE II.

(b) Nominations at Annual Meetings of Stockholders.

(i) Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(b) of ARTICLE II (and, if applicable, the procedures set forth in Section 11(c) of this ARTICLE II) shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any committee thereof, (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE II and through the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11(b) of ARTICLE II, or (C) by an Eligible Stockholder (as defined below) in accordance with the procedures set forth in Section 11(c) of this ARTICLE II. For the avoidance of doubt, clauses (B) and (C) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 11(b) of ARTICLE II. For nominations to be properly brought by a stockholder at an annual meeting of stockholders pursuant to clause (B) of this Section 11(b)(ii) of ARTICLE II, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of this ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, such stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and by the later of (I) the tenth (10th) day following the day the Public Announcement of the date of the annual meeting is first made by the Corporation and (II) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day.

(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth

(A) as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation,

(1) the name, age, business address and residence address of the proposed nominee,

(2) the principal occupation or employment of the proposed nominee,

(3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the proposed nominee,

(4) the date such shares were acquired and the investment intent of such acquisition,

(5) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such proposed nominee or any of such proposed nominee’s affiliates or associates (each as defined below), on the one hand, and any stockholder or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant,

(6) a description of any business or personal interests that could reasonably be expected to place such proposed nominee in a potential conflict of interest with the Corporation or any of its subsidiaries and

(7) all other information relating to such proposed nominee or such proposed nominee’s associates that would be required to be disclosed in a proxy statement or other filings required to be made by such stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected),

(B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books and records, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C) through (Y) below,

(C)(1) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned (specifying the type of ownership) by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired and the investment intent of such acquisition, (2) a description of any Derivative Positions directly or indirectly held or beneficially held by such stockholder or any Stockholder Associated Person, and (3) whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D) a complete and accurate description of all agreements, arrangements or understandings (including financial transactions and direct or indirect compensation), written or oral, between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E) a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and an acknowledgment that, if such stockholder does not appear to present such proposed nominees at such meeting, the Corporation need not present such proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(F) all other information relating to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder,

(G) a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to (1) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act, (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a- 1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation or (3) deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by such stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”),

(H) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities,

(I) a complete and accurate description of all agreements, arrangements or understandings, written or oral, including any Derivative Positions or Hedging Transactions that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act,

(J) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(K) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (1) between or among such stockholder and any of the Stockholder Associated Person or (2) between or among such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person,

(L) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,

(M) any proportionate interest in shares of the Corporation, Derivative Positions or Hedging Transactions held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,

(N) any significant equity interests or any Derivative Positions or Hedging Transactions in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person,

(O) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement),

(P) a description of any material interest of such stockholder or any Stockholder Associated Person in the proposed nominee,

(Q) a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11(b),

(R) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities, any Derivative Positions or Hedging Transactions, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled,

(S) (1) a description of the investment strategy or objective, if any, of such stockholder or any Stockholder Associated Person who is not an individual and (2) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Stockholder Associated Person that contains or describes the stockholder’s or such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation,

(T) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D,

(U) a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such stockholder or Stockholder Associated Person is or has been a stockholder of the Corporation,

(V) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation,

(W) identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to have provided financial support for the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and

(X) (1) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such stockholder (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (2) if the stockholder or any Stockholder Associated Person (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting.

(Y) (1) In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(e) of this ARTICLE II and shall comply with Section 11(g) of this ARTICLE II.

(2) The Corporation may require any stockholder who submits a notice pursuant to this Section 11 of ARTICLE II to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof.

(3) If any information submitted pursuant to this Section 11(b) by any stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 11(b). Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 11(b) (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representations made pursuant to Section 11(b)(iii)(G)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (I) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 11(b) and (II) a written affirmation of any information submitted by such stockholder pursuant to this Section 11(b) as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11(b).

(4) If (I) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (II) such stockholder or Stockholder Associated Person subsequently (x) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(5) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 11(b) must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices;

provided, however, that the disclosures in the subclauses (A) through (Y) in this Section 11(b)(iii) of ARTICLE II shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv) Notwithstanding anything in Section 11(b)(ii) of this ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of this ARTICLE II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c) Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

(i) Subject to the provisions of these Bylaws, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders, the name of, and shall include in any such proxy statement the Additional Information (as defined below) relating to, any eligible person nominated for election as a director of the Corporation (a “Stockholder Nominee”) by any stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 11(c) of ARTICLE II (such person or group, an “Eligible Stockholder”) and that includes in the written notice required by this Section 11(c) of ARTICLE II (the “Notice of Proxy Access Nomination”) a written statement electing to have its nominee included in the Corporation’s proxy materials. For purposes of this Section 11(c) of ARTICLE II, “Additional Information” shall consist of (A) information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act and/or the rules and regulations promulgated thereunder and (B) if the Eligible Stockholder so elects, a statement set forth in the Notice of Proxy Access Nomination for inclusion in the proxy statement in support of such nomination as described in Section 11(c)(v)(E) of this ARTICLE II (subject, without limitation, to Section 11(c)(vi) of this ARTICLE II).

(ii) The Corporation shall not be required to include in any proxy materials for an annual meeting of stockholders a number of Stockholder Nominees greater than 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to this Section 11(c) of ARTICLE II (the “Proxy Access Nomination Deadline”), rounded down to the nearest whole number but not less than two (the “Maximum Number of Nominees”). Notwithstanding the foregoing, the Maximum Number of Nominees shall be reduced by the number of (A) Stockholder Nominees that are subsequently withdrawn or that the Board of Directors itself decides to nominate at such annual meeting of stockholders, (B) incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings of stockholders, and (C) incumbent directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as unopposed (by the Corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Proxy Access Nomination Deadline but prior to the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Nominees shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11(c) of ARTICLE II exceeds the Maximum Number of Nominees, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Maximum Number of Nominees is reached, going in the order of the amount (greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice of Proxy Access Nomination submitted to the Corporation. If the Maximum Number of Nominees is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Maximum Number of Nominees is reached. If any Stockholder Nominee selected pursuant to such determination later (1) withdraws from the election (or his or her nomination is withdrawn by the Eligible Stockholder) or (2) is determined not to satisfy the requirements of this Section 11(c) of ARTICLE II, no other nominee or nominees (other than any Stockholder Nominees already determined to be included in the Corporation’s proxy materials who continue to satisfy the requirements of this Section 11(c) of ARTICLE II) shall be included in the Corporation’s proxy materials or otherwise be eligible for election pursuant to this Section 11(c) of ARTICLE II.

(iii) In order to make a nomination pursuant to this Section 11(c) of ARTICLE II and in order for such nomination to be voted upon, an Eligible Stockholder must have owned at least 3% of the Corporation’s outstanding common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for a period of three years as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 11(c) of ARTICLE II and the record date for determining the stockholders eligible to vote at the annual meeting of stockholders, and must continue to own the Required Shares through the annual meeting date. For purposes of this Section 11(c) of ARTICLE II, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such stockholder or any of its affiliates in any transaction that has not yet settled or closed, including any short sale, (2) borrowed by or on behalf of such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by or on behalf of such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates. Notwithstanding the foregoing, an Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (x) loaned such shares, provided that such stockholder has the power to recall such shares on not more than five business days’ notice, has recalled such loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting of stockholders (and holds any voting power over such shares) and holds such shares (and voting power) through the date of the annual meeting of stockholders or (y) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, provided that such stockholder has the power to revoke such delegation at any time without condition and has revoked such delegation as of the record date for the annual meeting of stockholders. The terms “owned,” “ownership,” “owning” and other variations of the word “own” shall have correlative meanings.

(iv) For the purpose of calculating the number of stockholders that constitutes an “Eligible Stockholder” for purposes of this Section 11(c) of ARTICLE II, a group of funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (or any successor rule) (a “Qualifying Fund”) shall be treated as one stockholder, provided that (1) each fund included with a Qualifying Fund otherwise meets the requirements set forth in this Section 11(c) of ARTICLE II and (2) such group of funds shall provide, together with the Notice of Proxy Access Nomination, documentation evidencing such group’s status as a Qualifying Fund. No stockholder, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership of shares of common stock of the Corporation. In the event of a nomination pursuant to this Section 11(c) of ARTICLE II by a group of stockholders, each provision in this Section 11(c) of ARTICLE II that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet any other conditions; provided, however, that the requirement to own the Required Shares shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from, or be deemed ineligible to participate in, a group constituting an Eligible Stockholder at any time prior to the annual meeting of stockholders, such group shall only be deemed to own the shares held by the remaining members of the group. A breach of any obligation, agreement, representation or warranty under this Section 11(c) of ARTICLE II by any member of a group constituting an Eligible Stockholder shall be deemed a breach by the Eligible Stockholder.

(v) To be timely, the Eligible Stockholder’s Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first distributed to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within thirty (30) days before or after the first anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting was held in the preceding year, such Notice of Proxy Access Nomination must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which is one hundred fifty (150) days prior to the date of the annual meeting. In no event shall the adjournment or postponement of an annual meeting of stockholders (or any Public Announcement thereof) commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination. To be in proper form, the Notice of Proxy Access Nomination shall set forth or be submitted with the following:

(A) A copy of the Schedule 14N relating to the Stockholder Nominee that has been or concurrently is filed with the Securities and Exchange Commission in accordance with Rule 14a-18 under the Exchange Act (or any successor rule thereto);

(B) Written notice of nomination of the Stockholder Nominee, which notice includes the following additional information, agreements, representations and warranties by the Eligible Stockholder:

(1) all information required from nominating stockholders and stockholder nominees with respect to the nomination of directors pursuant to Section 11(b) of this ARTICLE II;

(2) the details of any relationship that existed within the three years preceding the submission of the Notice of Proxy Access Nomination and that would have been required to be described pursuant to Item 6(e) of Schedule 14N (or any successor item) if such relationship existed on the date of the submission of the Schedule 14N;

(3) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or any beneficial owner, if any, on whose behalf the nomination is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(4) the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) or significant supplier or customer of the Corporation within the three years preceding the submission of the Notice of Proxy Access Nomination;

(5) a representation and warranty that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and neither acquired, nor is holding, such shares for the purpose or with the effect of influencing or changing control of the Corporation; (ii) has not engaged in, and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of such Eligible Stockholder or nominees of the Board of Directors; (iii) has not nominated and will not nominate for election to the Board of Directors any person other than the Stockholder Nominee(s); (iv) agrees to comply with all laws, rules and regulations applicable to the use, if any, of soliciting material; (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be, as applicable, true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) meets the eligibility requirements set forth in these Bylaws; and (vii) will maintain qualifying ownership of the Required Shares at least through the date of the annual meeting of stockholders;

(6) a representation that, within five business days after each of the date of the Notice of Proxy Access Nomination and the record date for the annual meeting of stockholders, the Eligible Stockholder will provide documentary evidence from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) evidencing the continuous ownership by the Eligible Stockholder of the Required Shares for at least three years as of the date of the Notice of Proxy Access Nomination and the record date, respectively;

(7) a representation that the Stockholder Nominee: (i) qualifies as independent (including with respect to all committees of the Board of Directors) under the listing standards and rules of each exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors; (ii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iii) meets the director qualification requirements, if any, set forth in publicly disclosed corporate governance policies and guidelines of the Corporation; and (iv) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(8) a representation that the Schedule 14N relating to the Stockholder Nominee and provided in accordance with this Section 11(c)(v) of ARTICLE II is accurate and complete, and fully complies with the requirements of Schedule 14N under the Exchange Act; and

(9) a representation and warranty that the Stockholder Nominee’s candidacy will not and, if elected, the Stockholder Nominee’s membership on the Board of Directors would not, violate applicable state or federal law or the listing standards or rules of any exchange upon which the Corporation’s common stock is listed;

(C) An executed agreement pursuant to which the Eligible Stockholder agrees:

(1) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election of the Stockholder Nominee;

(2) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(3) to refrain from distributing any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

(4) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including the Notice of Proxy Access Nomination;

(5) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination, solicitation, or other activity by the Eligible Stockholder in connection with its efforts to elect a Stockholder Nominee pursuant to this Section 11(c) of ARTICLE II; and

(6) in the event that any information included in the Notice of Proxy Access Nomination, or any other communication by the Eligible Stockholder (including with respect to any group member), with the Corporation, its stockholders or any person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 11(c)(iii) of this ARTICLE II, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 11(c) of ARTICLE II;

(D) An executed agreement pursuant to which the Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy (and will not agree to be named in any other person’s proxy statement or form of proxy with respect to the annual meeting of stockholders) as a nominee and to serving as a director of the Corporation if elected, and represents and agrees that such Stockholder Nominee is in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(E) If desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s candidacy, provided that such statement (1) shall not exceed 500 words, (2) shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and (3) is provided at the same time as the relevant Notice of Proxy Access Nomination; and

(F) In the case of a nomination by a group constituting an Eligible Stockholder, the designation by all group members of one group member as the exclusive member to interact with the Corporation on behalf of all members of the group for purposes of this Section 11(c) of ARTICLE II and to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

The information, statements, representations, undertakings, agreements, documents and other obligations required by this Section 11(c)(v) of ARTICLE II shall be provided (1) with respect to and executed by each group member, in the case of a group, and (2) with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Stockholder or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all information and documents referred to in this Section 11(c)(v) of ARTICLE II (other than such information and documents explicitly contemplated in this Section 11(c)(v) of ARTICLE II to be provided after the date the Notice of Proxy Access Nomination) have been delivered to, or, if sent by mail, received by the Secretary at the principal executive offices of the Corporation. Notwithstanding any other provision of these Bylaws, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(vi) Notwithstanding anything to the contrary, the Corporation may omit from its proxy materials any information not timely provided in accordance with these Bylaws or any information that is provided pursuant to this Section 11(c) of ARTICLE II, including all or any portion of the statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Corporation in good faith determines that: (A) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; (B) such information is not true in any material respect (or omits a material fact necessary in order to make the statements made not misleading); (C) the inclusion of such information in the proxy materials would otherwise violate any applicable law, rule or regulation; or (D) the inclusion of such information in the proxy materials would impose a material risk of liability upon the Corporation.

(vii) Notwithstanding anything to the contrary in this Section 11(c) of ARTICLE II, the Corporation shall not be required to include in its proxy materials any Stockholder Nominee or information concerning such Stockholder Nominee, nor shall a vote be required to occur with respect to any such Stockholder Nominee at any such meeting (notwithstanding that proxies in respect of such vote may have been received by the Corporation), if:

(A) the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the annual meeting of stockholders pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11(b) of this ARTICLE II;

(B) the Stockholder Nominee or the Eligible Stockholder has engaged in or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of such Eligible Stockholder or nominees of the Board of Directors;

(C) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of the Board of Directors;

(D) the Stockholder Nominee’s nomination or election to the Board of Directors would cause the Corporation to be in violation of the Corporation’s Bylaws or Certificate of Incorporation, the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, or any applicable law, rule or regulation;

(E) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 11(c) of ARTICLE II at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or unavailable or did not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or by proxy and entitled to vote at such meeting;

(F) the Stockholder Nominee is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(G) the Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of regulations promulgated under the Securities Act of 1933;

(H) the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 11(c)(iii) of this ARTICLE II, any of the representations and warranties made in the Notice of Proxy Access Nomination is not or ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any violation or breach occurs of the obligations, agreements, representations or warranties of the Eligible Stockholder or the Stockholder Nominee under this Section 11(c) of ARTICLE II;

(I) the Stockholder Nominee is not independent (including with respect to any committees of the Board of Directors) under the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; or

(J) the Eligible Stockholder or, in the case of a nomination by a group, the designated lead group member, fails to appear at the annual meeting of stockholders to present any nomination submitted by such stockholder or group pursuant to this Section 11(c) of ARTICLE II.

Notwithstanding the foregoing, if any of the conditions set forth in clause (B) are satisfied, then no Stockholder Nominees shall be included in the proxy materials and no Stockholder Nominee shall be eligible or qualified for director election.

(viii) This Section 11(c) of ARTICLE II shall be the exclusive means for stockholders to include nominees for election as a director of the Corporation in the Corporation’s proxy statement and on its form of proxy for an annual meeting of stockholders. For the avoidance of doubt, the provisions of this Section 11(c) of ARTICLE II shall not apply to a special meeting of stockholders, and the Corporation shall not be required to include a director nominee of a stockholder or any other person in the Corporation’s proxy statement or form of proxy for any special meeting of stockholders.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(d) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(d) of ARTICLE II and through the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(d) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(d) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected, as previously determined by the Board of Directors. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(d) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(d) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of this ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(d) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(e) of this ARTICLE II and shall comply with Section 11(g) of this ARTICLE II.

(e) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE II (other than an Eligible Stockholder who submits a Notice of Proxy Access Nomination pursuant to Section 11(c) of this ARTICLE II, in which case the requirements set forth in Section 11(c) shall govern such Eligible Stockholder’s obligations to update and supplement its Notice of Proxy Access Nomination) is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and (B) as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment, rescheduling or postponement thereof, and such update and supplement shall (i) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business on the fifth (5th) business day after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update and supplement required to be made as of the record date, under clause (A)), and (y) not later than the Close of Business on the eighth (8th) business day prior to the date for the meeting of stockholders or any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, rescheduled or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof, pursuant to clause (B)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 11(e) of ARTICLE II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 11 of ARTICLE II and shall not extend the time period for the delivery of notice pursuant to this Section 11 of ARTICLE II. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11 of ARTICLE II.

(f) Definitions. For purposes of this Section 11 of ARTICLE II, the term:

(i) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(ii) “Beneficial owner” and “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(iii) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(iv) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, repurchase agreement or arrangement, borrowed or loaned share and so-called “stock borrowing” agreement or arrangement or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled to based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act;

(v) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act;

(vi) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(vii) “Stockholder Associated Person” shall mean, with respect to any stockholder giving notice and if different from such stockholder giving notice, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary), (C) any person directly or indirectly controlling, controlled by or under common control with such stockholder giving notice or beneficial owner(s), (D) any member of the immediate family of such stockholder giving notice or beneficial owner(s) sharing the same household, (E) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (F) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (G) if such stockholder or any such beneficial owner is not a natural person, any Responsible Person, (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable and (I) any proposed nominee.

(g) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b), 11(c) or 11(d) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) and a written representation and agreement (in the form provided by the Secretary upon written request prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) would be in compliance, and if elected as a director of the Corporation will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies of the Corporation, (iv) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting, (v) intends to serve a full term as a director of the Corporation, if elected, and (vi) will provide facts, statements and other information in all communications with the Corporation and the Board that are or will be true and correct in all material respects and that do not and will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. A signed copy of each of the questionnaire and the written representation and agreement must be delivered to the Corporation within 10 days of the date that the Corporation makes such questionnaire or statement, as applicable, available to the stockholder seeking to make such nomination or to such nominee. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee, as determined in the Board of Directors’ sole discretion.

(h) Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11 of ARTICLE II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of this ARTICLE II.

(j) Effect on Other Rights. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these Bylaws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 11 of ARTICLE II.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, except as otherwise required by law, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

Section 13. Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE EIGHT of the Certificate of Incorporation, the following provisions shall apply:

(a) Record Date. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. If no record date has been fixed by the Board of Directors pursuant to this Section 13(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 13(b); provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) Generally. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 13, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 13. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation (at its expense) to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consent signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 14. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President, or in the absence or disability of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chair of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such rules, guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety, health and security of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (v) limitations on the time allotted to questions or comments by participants; (vi) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (vii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules, regulations or procedures for compliance with any state or local laws; and (x) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall determine and then announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, for any reason, to recess and/or adjourn any meeting of stockholders to another place, if any, date and time.

(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

Section 2. Election. The directors shall be elected in accordance with the Certificate of Incorporation.

Section 3. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

Section 4. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board, if any, or by two or more directors then in office, and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 5. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 5. Such notice shall be state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means, (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business or (c) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 7. Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the directors then in office, a Chair of the Board. The Chair of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. A majority of the directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present at the time such matter is acted upon shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees.

(a) The Board of Directors (i) may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b) Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(c) Nothing in this Section 8 of ARTICLE III shall in any way limit the exercise, method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the exercise, duties, composition or conduct of any committee of the Board of Directors.

Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 12. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. The Chair of the Board, if any, shall be elected by the Board of Directors. Vacancies may be filled or new offices created and filled by the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chair of the Board, or if a Chair of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director or (b) the stockholders. Subject to the powers of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7. The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chair of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chair of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chair of the Board, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.

Section 11. Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the Chief Executive Officer may appoint other officers below the level of Board-appointed Vice President (including any officer with an Assistant title) as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer at any time, either with or without cause.

Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 13. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by (i) the Chair of the Board, the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation designated by the Board of Directors. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Subject to the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s theretofore unissued capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be authorized by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to compliance with applicable law (including Section 13(k) of the Securities Exchange Act of 1934), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the Chair of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Subject to applicable law, the Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.

Section 9. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 10. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 12. Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 12, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 1 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of ARTICLE VII shall be a contract right. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation.

Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under this Section 2 of ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE ELEVEN of the Certificate of Incorporation.

ARTICLE IX

EMERGENCY BYLAWS

Section 1. Emergency Bylaws. This ARTICLE IX shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this ARTICLE IX, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this ARTICLE IX shall cease to be operative unless and until another Emergency shall occur.

Section 2. Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum. At any meeting of the Board of Directors called in accordance with Section 2 above, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 2 above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors or committee members, as the case may be, of the Corporation.

Section 4. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this ARTICLE IX shall be liable except for willful misconduct.

Section 5. Amendments. At any meeting called in accordance with Section 2 above, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this ARTICLE IX as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 6. Repeal or Change. The provisions of this ARTICLE IX shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders pursuant to ARTICLE VIII of these Bylaws, but no such repeal or change shall modify the provisions of Section 4 above with regard to action taken prior to the time of such repeal or change.

Section 7. Definitions. For purposes of this ARTICLE IX, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.

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